Exhibit 99.1

COOPERATIVE BANKSHARES, INC.

ANNOUNCES REGULATORY AGREEMENT AND ORDER

Wilmington, N.C., March 18, 2009 – Cooperative Bankshares, Inc. (the “Company”) (NASDAQ:COOP), parent company of Cooperative Bank (the “Bank”), the deposits of which are insured to the highest limits set by the Federal Deposit Insurance Corporation (the “FDIC”), announced today that the Bank has entered into an agreement with the FDIC and the North Carolina Commissioner of Banks (the “Commissioner”) to take affirmative actions to improve the operations of the Bank.

“Like many financial institutions, we have faced numerous challenges in light of the current economic environment. Housing markets have deteriorated nationally as evidenced by the decline in house prices, reduced levels of sales, increased inventories of houses on the market and increased foreclosures. The deterioration in the residential markets has spread into the commercial real estate markets, resulting in an unprecedented decline in the value of real estate. This is apparent in our local markets as well. We are diligently working with the FDIC and the Commissioner to address the requirements and concerns included in the agreement and the order. This process is designed to improve stability and the operation of the Bank and help us in this demanding time,” stated Todd L. Sammons, Chief Financial Officer and Interim-President and Chief Executive Officer.

The Bank entered into the Agreement and consented to the issuance of an Order to Cease and Desist (the “Order”) with the FDIC and the Commissioner which requires the Bank to take specified actions to address areas to improve and strengthen the operations of the Bank. The Order requires, among other things, that the Bank improve capital levels, develop a management plan, improve funds management practices, reduce concentrations of credit, improve lending and collection policies and requires the Board to increase its participation and supervision of the Bank’s activities. The Bank entered into the Agreement without admitting or denying any violations.

The Bank is participating in the FDIC’s Transaction Account Guarantee Program in which all funds in non-interest bearing transaction deposit accounts (which include demand deposit checking accounts that allow for an unlimited number of deposits and withdrawals at any time) will be protected in full. This insurance coverage on noninterest-bearing transaction accounts is over and above the $250,000 coverage already provided to customers. The coverage will last through December 31, 2009.

The Company filed a Form 8-K with the Securities and Exchange Commission today that includes the Agreement and the Order as Exhibits. The descriptions of the Agreement and the Order contained in this release are qualified in their entirety by reference to those Exhibits.

Chartered in 1898, Cooperative Bank provides a full range of financial services through twenty-one offices and one loan origination office in North Carolina and three offices in South Carolina. The Bank’s subsidiary, Lumina Mortgage, Inc., is a mortgage-banking firm, originating and selling residential mortgage loans through four offices in North Carolina.

This document, as well as other written communications made from time to time by Cooperative Bankshares, Inc. and subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections, such as earnings projections, necessary tax provisions, and business trends) that are considered “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “may,” “intend,” “believe,” “expect,” “should,” “planned,” “estimated,” “potential” and similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company’s ability to predict future results is inherently uncertain and the Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. These factors include, among others, changes in market interest rates and general and regional economic conditions, changes in government regulations, changes in accounting principles, the quality or composition of the loan and investment portfolios, the Company’s business strategies, exploration of strategic options, intended results and future performance and actions of the Company’s and the Bank’s state and federal banking regulators. Additional factors that may affect our results are discussed under the headings “Forward-Looking Statements” and “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s Internet website (www.sec.gov) and to which reference is hereby made. These factors should be considered in evaluating the forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of those documents. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. Except to the extent required by applicable law or regulation, the Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact: Todd L. Sammons, Interim-President/ Chief Executive Officer 910-343-0181